Exhibit 3.11

BY-LAWS

OF

AC NIELSEN (US), INC.

BY-LAWS

of

AC NIELSEN (US), INC.

ARTICLE I

SHAREHOLDERS

Section 1. The annual meeting of the shareholders of the corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the third Wednesday in April of each year, if not a legal holiday, and if a legal holiday, then on the next business day following, within or without the State of Delaware, or at such time and place as may be designated from time to time by the Board of Directors.

Section 2. Special meetings of the shareholders may be held upon call of the Board of Directors or the President (and shall be called by the President at the request in writing of shareholders owning a majority of the outstanding shares of the corporation entitled to vote at the meeting) at such time and at such place within or without the State of Delaware as may be fixed by the Board of Directors or the President or by the shareholders owning a majority of the outstanding shares of the corporation so entitled to vote, as the case may be, and as may be stated in the notice setting forth such call.

Section 3. Except as otherwise provided by law, notice of the time, place and purpose or purposes of every meeting of shareholders shall be (i) delivered personally, (ii) mailed, (iii) faxed, (iv) electronically mailed, or (v) sent via a private delivery service that guarantees one or two-day delivery and obtains a written receipt of delivery, in each case not earlier than sixty, nor less than ten, days previous thereto to each shareholder of record entitled to vote at the meeting, at the address of such shareholder as it appears on the records of the corporation. Notice of any meeting of shareholders need not be given to any shareholder who shall waive notice thereof, before or after such meeting, in writing, or to any shareholder who shall attend such meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 4. The holders of record of a majority of the issued and outstanding shares of the corporation which are entitled to vote at the meeting shall, except as otherwise provided by law, constitute a quorum at all meetings of the shareholders. If there be no such quorum present in person or by proxy, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time.

Section 5. Meetings of the shareholders shall be presided over by the President or, if he is not present, by a Vice President or, if no such officer is present, by a chairman to be chosen at the meeting. The Secretary of the corporation or, in his or her absence, an Assistant Secretary shall act as secretary of the meeting or, if neither the Secretary nor an Assistant Secretary is present, the chairman shall appoint a secretary for purposes of the meeting.

Section 6. At all elections of directors a majority of the votes cast shall elect. Except as otherwise provided by law, all other questions presented to shareholders shall also be determined by a majority of the votes cast on such questions.

Section 7. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. Only those shareholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the corporation after any such record date so fixed or determined.

Section 8. Any action required by the General Corporation Law to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE II

BOARD OF DIRECTORS

Section 1. The Board of Directors of the corporation shall consist of one or more directors, the number of directors to be fixed from time to time by resolution of the Board of Directors. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier resignation, death or removal. One-third of the total number of directors (if this is not a whole number, it shall be rounded upwards to the nearest whole number) shall constitute a quorum for the transaction of business. Directors need not be shareholders.

Section 2. Vacancies in the Board of Directors shall be filled by a majority of the remaining directors, though less than a quorum; and in case of an increase in the number of directors, the additional directors shall be elected by a majority of the directors in office at the time of increase, though less than a quorum; and the directors so chosen shall hold office until their successors shall be duly elected and qualified or until his or her earlier resignation, death or removal.

Section 3. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the President, by oral, faxed, electronic mail or other written notice, served on, sent, faxed, electronically mailed or mailed to each director not less than two days before the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of shareholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 4. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation which, to the extent provided in said resolution or resolutions and except as prohibited by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. A majority of the members of a committee shall constitute a quorum for the transaction of its business. In the absence or disqualification of any member of any such committee or committees, but not in the case of a vacancy therein, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors, who is not an officer of the corporation or any of its subsidiaries, to act at the meeting for all purposes in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 5. A director of the corporation shall not, in the absence of fraud, be disqualified by virtue of his or her office from dealing or contracting with the corporation either as vendor, purchaser or otherwise, nor, in the absence of fraud, shall any transaction or contract of the corporation be void or voidable or affected by reason of the fact that any director or any firm of which any director is a member, or any corporation of which the director is an officer, director or shareholder, is in any way interested in such transaction or contract, provided that, at the meeting of the Board of Directors or of a committee thereof having authority to authorize or confirm said contract or transaction, the interest of such director, firm or corporation therein and the material facts with respect thereto are disclosed or known, and there shall be present a quorum of directors or of the directors constituting such committee not interested or connected, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall such contract or transaction be void or voidable or affected by reason of the fact that the vote of such director or directors, who have or may have an interest therein which is or might be adverse to the interests of the corporation, shall have been necessary to obligate the corporation upon such contract or transaction, nor shall any director or directors having such adverse interest be liable to the corporation or to any shareholder or creditor thereof, or to any other person, for any loss incurred by it, him or her under or by reason of any such contract or transaction nor shall any such director or directors be accountable for any gains or profits realized thereon; always provided, however, that such contract or transaction shall, at the time it was entered into, have been a reasonable one to have been entered into and shall have been upon terms that at the time were fair.

Section 6. Any contract, transaction or act of the corporation or of the Board of Directors which shall be ratified by a majority vote of the shareholders of the corporation having voting power at any annual meeting or any special meeting called for such purpose and to whom the material facts with respect thereto are disclosed or known, shall be as valid and as binding as though ratified by every shareholder of the corporation, provided, however, that any failure of the shareholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers, of their right to proceed with such contract, transaction or action. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

Section 7. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as prohibited by law.

ARTICLE III

OFFICERS

Section 1. The Board of Directors as soon as practicable after their annual election shall appoint a President and a Secretary. The Board of Directors may also from time to time appoint such other officers (including a Chairman who shall be a member of the Board of Directors, one or more Vice Presidents and/or Assistant Vice Presidents, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper. In addition, the President shall be entitled to appoint officers of the corporation (other than the Chairman, President, Secretary, or Treasurer) and to prescribe the respective terms of office, authorities and duties of any officers so appointed, provided that such appointment is made in writing and filed in the minute book of the corporation. Any Vice President may be designated Executive, Senior, or Regional, or may be given any other designation or combination of designations.

Section 2. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board then in office. In addition, in the case of an officer appointed by the President, such appointed officer may be removed from office at any time with or without cause by the President of the corporation.

Section 3. Each of the officers of the corporation shall have the powers and duties prescribed by (i) law, (ii) the By-Laws, and (iii) the Board of Directors and in the case of an officer appointed by the President, the President. Unless otherwise prescribed by the By-Laws or by the Board of Directors or, in the case of an officer appointed by the President, by the President, each officer shall also have such further powers and duties as ordinarily pertain to his or her office. The President shall be the Chief Executive Officer and, subject always to the rights and powers of the Board of Directors, shall have the general direction of the affairs of the corporation. Any officer, agent, or employee of the corporation may be required to give bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may from time to time prescribe.

ARTICLE IV

INDEMNIFICATION

(1) To the fullest extent permitted by the laws of the State of Delaware:

(a) Subject to the last sentence of this subsection (a), the corporation shall indemnify any person (and such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the corporation or, if a director or officer of the corporation, by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for and against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the corporation. Subject to the last sentence of this subsection (a), the corporation may indemnify any person (and such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, for and against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. A person shall not be entitled to be indemnified pursuant to the above provisions unless, in connection with the matters underlying the indemnification claim, such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful and, in the case of an indemnification claim relating to any threatened, pending or completed action or suit by or in the right of the corporation, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction shall determine that such person is fairly or reasonably entitled to indemnity.

(b) The corporation shall promptly pay expenses incurred by (i) any person whom the corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Article IV, Section 1 (1) or (ii) any person whom the corporation has determined to indemnify pursuant to the third sentence of subsection (a) of this Article IV, Section 1 (1) in defending any action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

(c) The corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Article IV, Section 1 (1) against any liability asserted against such person, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article IV, Section 1 (1) or otherwise.

(d) The provisions of this Article IV, Section 1 (1) shall be applicable to all actions, claims, suits or proceedings made or commenced after adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provision of this Article IV, Section 1 (1) shall be deemed to be a contract between the corporation and each director or officer who serves in such capacity at any time while this Article IV, Section 1 (1) and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provisions of this Article IV, Section 1 (1) shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article IV, Section 1 (1) shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, vote of Shareholders, or directors or otherwise, or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity while holding such office, it being the policy of the corporation that indemnification of any person whom the corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Article IV, Section 1 (1) shall be made to the fullest extent permitted by law. Any indemnification under subsection (a) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in a specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsection (a). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the Shareholders. Such determination shall be made, with respect to a person who is not a director or officer at the time of such determination, by any person or persons who have the corporate authority to act on the matter.

(2) A director of the corporation shall not be liable to the corporation or its Shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE V

CERTIFICATES OF STOCK

Section 1. The interest of each shareholder of the corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares in the stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

Section 2. The certificates of stock shall be signed by such officer or officers as may be permitted by law to sign. Any or all of the signatures on the certificate may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation.

Section 3. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of reasonable evidence of such loss, theft or destruction and upon delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or the President in his, her or its discretion may require.

ARTICLE VI

CORPORATE BOOKS

The books of the corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall begin and end on such dates as shall be established from time to time by a resolution of the Board of Directors.

ARTICLE VIII

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation, the state of incorporation, and the words “Corporate Seal”. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced. Unless otherwise required by law, no document executed on behalf of the corporation shall be required to have the corporate seal affixed thereto and the absence of the corporate seal shall, unless otherwise prescribed by law, in no way affect the validity of any document otherwise properly executed by the corporation.

ARTICLE IX

OFFICES

The corporation may have offices outside of the State of Delaware at such places as shall be determined from time to time by the Board of Directors.

ARTICLE X

AMENDMENTS

Subject to any limitations that may be imposed by the shareholders, the Board of Directors may make By-Laws and from time to time may alter, amend or repeal any By-Laws, but any By-Laws made by the Board of Directors or the shareholders may be altered, amended or repealed by the shareholders at any annual meeting or at any special meeting duly called or by a written consent signed by all of the shareholders.